UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 16, 2013

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File No.)	Identification No.)
Incorporation)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A is being filed by Hess Corporation (the “Company”) to amend the Current Report on Form 8-K/A that the Company filed with the Securities and Exchange Commission on May 30, 2013 (the “Amended Report”) concerning the final results of the Company’s 2013 Annual Meeting of Stockholders held on May 16, 2013 and clarify that the stockholder proposal presented at such meeting recommending that the Company provide a report regarding political contributions (“Proposal 6”) was not approved by the Company’s stockholders.  The final results of the vote on Proposal 6 are reported in the table below, which table is identical to that set forth in the Amended Report.  As previously set forth in the Amended Report, IVS Associates, Inc., the independent inspector of elections, advised the Company that there were 244,686 broker non-votes for Proposal 6.

For	Against	Abstain
114,575,163	134,486,056	33,280,312

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013

HESS CORPORATION

	By:	/s/ George C. Barry
	Name:	George C. Barry
	Title:	Vice President and Secretary